Exhibit 10.22

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 7th day of April, 2015 (the "Effective date"), by and between ***mCig, Inc.***, a Nevada corporation, with an address located at 433 North Camden Drive, 6th Floor, Beverly Hills, California 90210 (the "Company") and ***Charles Mathews***, an individual ("Employee"). The Company and Employee may be referred to herein individually as a "Party" or collectively as the "Parties".

WHEREAS, The Company and Employee desire to enter into this Agreement to provide the terms on which Employee will serve as the ***Chief Financial Officer*** (CFO).

THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1 – Engagement of Employee

The Company hereby engages and retains Employee to serve as its Chief Financial Officer and to provide the type of services customarily provided by the Chief Financial Officer to a publicly-traded company including, without limitation, preparation and filing of periodic reports with the Securities and Exchange Commission, preparing Company financial statements, budgets and projections, and coordinating with the Company's audit firm for the period commencing on the date this Agreement is executed by both parties and ending three years thereafter (the "Initial Term").

At the end of the Initial Term, this Agreement shall automatically renew for additional one (1) year terms, on substantially the same terms and provisions as contained herein, unless the Company provides the Employee with written notice of its intent to terminate this Agreement at the will of the Board of Directors (the "Board"), or at the will of the Chief Executive Officer (the "CEO") of the Company within 30 days prior to termination. The period from the commencement of the term of this Agreement to the date of its termination, after giving effect to any renewal, shall be considered the "Employment Term" hereunder.

ARTICLE 2 – Compensation

During the Employment Term, the Company shall pay to Chief Financial Officer for the Services rendered the following:

(a) $1,000 (One Thousand US Dollars) per month (the "**Monthly Payment**");

(b) $3,500 (Three Thousand Five Hundred US Dollars), paid in restricted shares of common stock per quarter, based on the closing price of the stock of the Company on the date of the grant.

(c) The fees may be amended from time to time by the Board or the Executive Officers in their sole and absolute discretion.

(d) The Employee agrees that the Employee, directly or indirectly through affiliates, will be limited to selling no more than three percent (3%) of the aggregate sum of original number of shares each trading day.

ARTICLE 3 - Entire

This Agreement (including all exhibits hereto) constitutes the entire understanding and agreement between Company and the Employee with respect to the subject matter hereof, and supersedes all prior negotiations, representations or agreements, either oral or written. No modification, recession, waiver or termination of this Agreement, or any of its terms and conditions, shall be binding on Company, unless agreed to in writing by the Board of Directors of the Company.

ARTICLE 4 - Assignment

The Employee may not assign or transfer this Agreement, any rights hereunder, nor any payment due or to become due hereunder. Any such assignment(s) or attempt at any such assignment is void and not binding upon Company. The Employee acknowledges that this Agreement is one for personal services for the benefit of Company and is therefore not assignable in whole or in part.

ARTICLE 5 - Subcontracting

The Company retains the exclusive right to approve all subcontractors of the Employee, and the Employee agrees that it will not subcontract any work and services under this Agreement without the prior written approval of the Company.

ARTICLE 6 - Compliance With The Law

The Employee will comply with all applicable federal, state and local laws, rules and regulations.

ARTICLE 7 – Applicable Law

The validity and effect of this Agreement, and the rights and obligations of the parties hereto, shall be enforced, governed by, and construed in all respect in accordance with the internal laws of the State of Nevada (without reference to conflict of laws provisions). Each Party hereby irrevocably and unconditionally (a) agrees that any Action or Proceeding, at Law or equity, arising out of or relating to this Agreement and any other agreements or the transactions contemplated hereby and thereby shall only be brought in the state or federal courts located in the State of Nevada, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action or proceeding. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action or proceeding brought pursuant to this Paragraph.

ARTICLE 8 – Taxes

Any and all taxes applicable to the performance of the Employee hereunder and its incurrence of cost therefor are included in the Employee's fee payable hereunder (except as otherwise expressly provided herein) and that the Employee is wholly responsible for the necessary filing of income tax returns to the proper taxing authorities and for payment of all such taxes. The Employee is wholly responsible for withholding and payment of all federal, state and local taxes of whatever nature.

ARTICLE 9 - Ownership Of Work Product

All technical data, correspondence, and other work of the Employee hereunder produced under or pursuant to this Agreement is and will at all times remain the property of the Company and are to be delivered to the Company when so requested. In addition, upon the expiration or termination (regardless of the reason for termination) of this Agreement, the Employee shall deliver to the Company any and all drawings, notes, memoranda, specifications and documents in the Employee's possession or control relating to the performance by the Employee of its obligations hereunder or relating to any Third Party Information (as defined herein) or Company's Information (as such terms are defined below), excluding computer software owned by Employee and used in connection with the performance of its duties hereunder.

ARTICLE 10 – Dissemination of Work Product

Use, publication or teaching of information directly derived from work and services performed, or data obtained in connection with the Services rendered under this Agreement other than for Company's benefit is prohibited unless expressly approved in writing by Company, which approval Company may withhold in its sole and absolute discretion.

ARTICLE 11 - Cumulative Remedies

Every right or remedy herein conferred upon or reserved to Company is cumulative and in addition to every right and remedy now or hereafter existing at law or in equity, and the pursuit of any right or remedy shall not be construed as an election.

ARTICLE 12 - Force Majeure

Any delay in, or failure of performance of either party does not constitute default hereunder or give rise to any claim for damage if and to the extent such delay or failure is caused by occurrences beyond the control of the party affected and which by the exercise of reasonable diligence, such party is unable to prevent, including but not limited to, acts of God or the public enemy, expropriation or confiscation of facilities or compliance with any order or request of a governmental authority affecting to a degree not presently existing, the supply, availability, or use of materials or labor, acts of war public disorders, rebellion or sabotage, floods, riots or strikes. A party which is prevented from performing for any reason shall immediately notify the other party, in writing, of the cause for such nonperformance, and the anticipated extent of the delay. The Employee is not entitled to any additional compensation as a result of *force majeure* that may delay the Employee's performance of services under this Agreement.

ARTICLE 13 - Confidentiality

The Employee shall keep all work and services carried out hereunder for Company and all trade secrets, data and other proprietary information of Company, including all information gathered or becoming known to the Employee arising out or in connection with the services performed under this Agreement, (collectively, "Company's Information") entirely confidential, and not use, publish, or make known, without Company's written approval, any of Company's Information or any other information developed by the Employee or furnished by Company to any persons other than personnel of the parties of this Agreement. However, the foregoing obligations of confidentiality,

secrecy and nonuse do not apply to any information that was in the Employee 's possession prior to commencement of work under this Agreement , or which is available to the general public in a printed publication and provided further that the foregoing obligation in no way limits the Employee's internal use of any such work.

Any public statements or publicity regarding Company or its business are to be made solely by Company, and any requests for information made to the Employee by the news media, or others, are to be referred to Company. Additionally, the Employee shall not reference Company nor the work performed for Company (including, but not limited to, listing Company as a customer of the Employee on a resume or other marketing materials) without prior written approval by Company.

The Employee understands, in addition, that Company may receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Employee agrees to hold any Third Party Information in the strictest confidence and will not disclose to anyone other than Company personnel, or use except in connection with any work to be performed by the Employee for Company, any Third Party Information unless expressly authorized by an officer of Company in writing.

ARTICLE 14 - Changes and/or Amendments

The Company shall have the right, from time to time during the term of this Agreement, by written notice to the Employee, to make changes to the work and services covered by this Agreement, including the right to expand, decrease or limit the scope and nature of the work and services to be undertaken, or to redirect work and services already in progress.

ARTICLE 15 – Termination

The Company can terminate the Agreement at any time without notice. To provide termination, the Company would require Board approval and a letter providing the Employee written notice that the Employment Agreement is terminated and that the Company has no further obligations to the Employee going forward (and typically, the Company requests that any materials held by the Company be returned to the Company if there is no intent to Employee the Employee going forward).

ARTICLE 16 - Indemnification

To the fullest extent permitted by law, the Employee shall defend, indemnify and hold Company, its officers, directors, shareholders, agents and employees free and harmless from and against any and all claims, losses, demands, causes of action, suits or other litigation (including attorney's fees and all other costs thereof) of every kind and character, including, but not limited to damages or loss from bodily injuries, death, damage to tangible or intangible property in any way occurring incident to, arising out of or in connection with the Services provided (only to the extent the liability is a result of the action or inaction of the Employee), all regardless of whether or not Company is negligent in whole or in part. Company shall defend, indemnify and hold Employee free and harmless against any and all claims, losses, demands, causes of action, suits or other litigation of every kind and character.

ARTICLE 17 - Miscellaneous

The Parties agree that a scanned or electronically reproduced copy or image of this fully executed Agreement is to be deemed an original and may be introduced or submitted in any action or proceeding as competent evidence of the execution, terms and existence hereof notwithstanding the failure or inability to produce or tender an original, fully executed version of this Agreement and without the requirement that the unavailability of such original of this Agreement first be proven. All notices hereunder must be in writing (including, without limitation, notice by telecopy) and must be given to the relevant Party at its address or facsimile number set forth below, or such other address or facsimile number as such Party may hereafter specify by notice to the other given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder must be addressed to the address provided to the other Party at the Effective Date. Each such notice, request or other communication will be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and a confirmation of such facsimile has been received by the sender, (ii) if given by mail, three (3) business days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section. This Agreement may be amended, supplemented or otherwise modified only upon written agreement by the Parties. Each Party must take such action (including, without limitation, the execution, acknowledgement and delivery of documents) as may be reasonably requested by the other Party for the implementation or continuing performance of this Agreement. Neither Party may assign or otherwise transfer this Agreement or its rights hereunder or delegate its responsibilities to any person or entity without the other Party's prior written consent; <u>provided</u>, <u>however</u>, that either Party may assign this Agreement without the consent of the other Party to any affiliate of the assigning Party or in connection with a sale of all or substantially all of its assets or a stock sale, merger or other corporate reorganization resulting in a change

of control of such assigning Party. Any attempted assignment in violation of this Section will be null and void. Without limiting the foregoing, this Agreement is binding upon and inures to the benefit of the Parties' respective permitted successors and assigns. In the event that any provision (or any portion of a provision) of this Agreement is for any reason held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability will not affect any other provision hereof and this Agreement will be construed as if such invalid, illegal or unenforceable provision (or portion of a provision) had never been contained herein in regards to that particular jurisdiction. The failure of either Party either to insist upon the other Party's strict performance of the provisions of this Agreement or to take advantage of its rights hereunder, will not be construed as a waiver or relinquishment of any provision or right provided hereunder. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 18 - Electronic Reproduction of Agreement

The parties agree that a scanned or electronically reproduced copy or image of this fully executed Agreement is to be deemed an original and may be introduced or submitted in any action or proceeding as competent evidence of the execution, terms and existence hereof notwithstanding the failure or inability to produce or tender an original, fully executed version of this Agreement and without the requirement that the unavailability of such original of this Agreement first be proven. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first set forth above:

MCIG, INC.

By: ____________________
Paul Rosenberg,
President, CEO, director

CHIEF FINANCIAL OFFICER

By: Chas B Mathews
Charles Mathews